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                                                                    EXHIBIT 23.4

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-_____) and the related Prospectuses and Prospectus Supplements of Affiliated Computer Services, Inc., ACS Trust I and ACS Trust II for the registration of Affiliated Computer Services, Inc.'s senior and subordinated debt securities, common stock, preferred stock, depositary shares, warrants and guarantees and the trust preferred securities of ACS Trust I and ACS Trust II and to the incorporation by reference therein of our report dated January 27, 2001 (except Note 11, as to which the date is March 12, 2001), with respect to the consolidated financial statements of Lockheed Martin IMS Corporation (A subsidiary of Lockheed Martin Corporation), and included in Affiliated Computer Services, Inc.'s Current Report on Form 8-K dated August 29, 2001, filed with the Securities and Exchange Commission.

                                               ERNST & YOUNG LLP

Philadelphia, Pennsylvania
August 29, 2001